EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
NanoSensors, Inc.
Santa Clara

             We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated July 12, 2004 to the balance sheets, statements of operations, shareholders' equity (deficit) and cash flows of NanoSensors, Inc. for the period ended April 30, 2004.

             We also consent to the reference to us under the caption "Experts" in the Prospectus.

Murray, Utah
July 23, 2004

                                    Madsen & Associates, CPA's, Inc.